UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

Marshall Edwards, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth under Item 5.02 below are hereby incorporated by reference into this Item 1.01.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2011, Marshall Edwards, Inc. (the “Company”) announced Dr. Robert Mass’s appointment as Chief Medical Officer of the Company, effective June 1, 2011.

Dr. Mass, age 56, has more than 20 years of experience as a medical oncologist in both clinical practice and clinical drug development. Dr. Mass held a number of leadership positions at Genentech, Inc. from 1998 to 2009, most recently as Head of Medical Affairs, BioOncology, a position created to strategically integrate and optimize all of the non-sponsored clinical programs within Genentech’s oncology portfolio. He also served on the Executive Development Review Committee at Genentech, which was responsible for the review and approval of all sponsored clinical programs across Genentech’s therapeutic portfolio. Previously he served as clinical science leader for Herceptin from 1999 to 2002, Tarceva from 2002 to 2003, and Avastin, currently the leading oncology therapeutic worldwide, from 2003 to 2007. After leaving Genentech, Dr. Mass provided consulting services to several oncology companies. Prior to joining Genentech, he practiced Hematology and Medical Oncology from 1988 to 1998. Dr. Mass earned his bachelor’s degree in economics from Tufts University and his medical degree from Oregon Health & Science University. He is certified by the American Board of Internal Medicine in both Internal Medicine and Medical Oncology.

In connection with Dr. Mass’s appointment as Chief Medical Officer, the Company has entered into an Employment Letter, dated June 1, 2011, with Dr. Mass (the “Employment Letter”). Dr. Mass’s Employment Letter provides for an annual base salary of $350,000, subject to upward adjustment at the discretion of the Compensation Committee of the Board of Directors of the Company. Dr. Mass will also have the opportunity to earn an annual cash bonus in an amount up to a maximum of 20% of the base salary based on the achievement of milestones established by the Board of Directors. The Employment Letter requires Dr. Mass to devote at least 25% of his total working time, attention and energies to the Company through June 1, 2012, and up to 100% thereafter. Dr. Mass’s base salary and any annual cash bonus will be pro-rated if and to the extent Dr. Mass is not working a full-time schedule.

Pursuant to the terms of Dr. Mass’s Employment Letter, Dr. Mass will also receive an initial grant of options to purchase 177,620 shares of the Company’s common stock, with an exercise price per share equal to the closing price of the Company’s common stock on June 1, 2011, pursuant to the terms and conditions of the Employment Letter and the applicable stock option grant agreement. Of Dr. Mass’s options, 25% will vest one year from the effective date of the Employment Letter and, thereafter, the remaining 75% of Dr. Mass’s options will vest in equal monthly installments over the following thirty-six (36) months. In the event of a Change in Control of the Company, as defined in the Employment Letter, Dr. Mass’s options will become fully vested. In addition to certain customary anti-dilution provisions, the Company has agreed in the Employment Letter, as an additional anti-dilution measure, that until June 1, 2012, upon the occurrence of an event that reduces the level of Dr. Mass’s equity interest in the Company, the Board of Directors will take such actions as may be necessary to restore Dr. Mass’s equity interest to the level as in effect before such event. Unless terminated earlier in accordance with the terms of the Employment Letter or the stock option grant agreement, the options will terminate on May 31, 2016.

Dr. Mass may terminate his employment at any time other than for Good Reason (as defined in the Employment Letter), upon providing two (2) months advance notice to the Company. Dr. Mass may terminate his employment with Good Reason by providing the Company with notice within sixty (60) days of the event giving rise to the Good Reason (and the Company does not cure the Good Reason event within thirty (30) days after receiving notice). The Company has the right to terminate Dr. Mass’s employment with or without Cause (as defined in the Employment Letter) at any time. If Dr. Mass’s employment is terminated by the Company without Cause or by Dr. Mass for Good Reason, Dr. Mass will be entitled to (i) a lump sum payment in an amount equal to twelve (12) months of his base salary, pro-rated if and to the extent that Dr. Mass is not working a full-time schedule, and (ii) accelerated vesting of his options such that Dr. Mass will be vested in the same number of options as if he had continued to be employed by the Company for an additional twelve (12) months. The Employment Letter contains confidentiality provisions.

There is no arrangement or understanding between Dr. Mass and any other persons pursuant to which he was selected as Chief Medical Officer. Dr. Mass does not have any family relationships with any director, executive officer or person nominated by the Company to become a director or executive officer. There are no relationships between Dr. Mass and the Company that would require disclosure pursuant to Item 404(a) of Regulation S–K.

The foregoing summary description of Dr. Mass’s Employment Letter is qualified in its entirety by reference to the text of the Employment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 2, 2011, the Company issued a press release announcing the appointment of Dr. Mass as Chief Medical Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

None of the information furnished in this Item 7.01 and the accompanying Exhibit 99.1 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Letter, dated June 1, 2011, between Marshall Edwards, Inc. and Dr. Robert Mass.

10.2	Non-Qualified Stock Option Grant Agreement, dated June 1, 2011, between Marshall Edwards, Inc. and Dr. Robert Mass.

99.1	Press Release, dated June 2, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
President and Chief Executive Officer

Dated: June 2, 2011

Index to Exhibits

Exhibit No.	Description

10.1	Employment Letter, dated June 1, 2011, between Marshall Edwards, Inc. and Dr. Robert Mass.

10.2	Non-Qualified Stock Option Grant Agreement, dated June 1, 2011, between Marshall Edwards, Inc. and Dr. Robert Mass.

99.1	Press Release, dated June 2, 2011.